Exhibit 99

UNIVERSAL ELECTRONICS REPORTS RESULTS
FOR THE SECOND QUARTER 2020
SCOTTSDALE, AZ – August 6, 2020 – Universal Electronics Inc. (UEI), (NASDAQ: UEIC) reported financial results for the three and six months ended June 30, 2020.
“Over the past three decades, our innovation and product development have made UEI into a market leader with a strong financial foundation,” said Paul Arling, UEI’s chairman and CEO. “However, as expected in the current environment, customers have been cautious with their near-term orders, primarily with our traditional home entertainment and security customers. Due to the pandemic, the ability or willingness to install hardware in consumers’ homes, whether it is to establish new service or to upgrade premise equipment, has been significantly disrupted. Regardless, our long-term growth opportunities remain unchanged. Overall, consumption of video entertainment is sky rocketing, and consumers want simplified access to content. Our customers understand these market demands, and they are actively working on the development of a single platform to manage and deliver content from both traditional linear TV and streaming apps on one all-encompassing voice-enabled platform. UEI is partnering with multiple providers in developing this type of next-generation platform, which we expect will be announced and begin shipping in the next few quarters.
“Further, UEI’s Nevo Butler®, a smart home hub with a built-in voice assistant, unifies entertainment and home automation with a secure and managed hardware platform, enabling the limitless control options in the smart home. We offer a complete white label platform solution as well as software ingredients that can be integrated in other products to enable similar capabilities. The market is recognizing our technology lead, and we have secured our first customer for Nevo Butler, a leading telecommunications service provider, as well as several other active engagements in the professional security and hospitality markets.
Financial Results for the Three Months Ended June 30: 2020 Compared to 2019

•	GAAP net sales were $153.1 million, compared to $193.9 million; Adjusted Non-GAAP net sales were $153.3 million, compared to $193.4 million.

•	GAAP gross margins were 24.9%, compared to 17.5%; Adjusted Non-GAAP gross margins were 28.5%, compared to 25.2%.

•	GAAP operating income was $6.5 million, compared to an operating loss of $3.9 million; Adjusted Non-GAAP operating income was $14.5 million, compared to $15.8 million.

•
GAAP net income was $14.4 million, or $1.02 per diluted share, compared to a net loss of $5.1 million or $0.37 per share; Adjusted Non-GAAP net income was $12.6 million, or $0.89 per diluted share, compared to $11.7 million, or $0.83 per diluted share.

•	At June 30, 2020, cash and cash equivalents were $58.8 million.
Financial Results for the Six Months Ended June 30: 2020 Compared to 2019

•	GAAP net sales were $304.9 million, compared to $378.1 million; Adjusted Non-GAAP net sales were $305.2 million, compared to $376.1 million.

•	GAAP gross margins were 26.6%, compared to 19.5%; Adjusted Non-GAAP gross margins were 29.7%, compared to 25.5%.

•	GAAP operating income was $14.5 million, compared to an operating loss of $2.3 million; Adjusted Non-GAAP operating income was $29.4 million, compared to $30.4 million.

•
GAAP net income was $20.2 million, or $1.43 per diluted share, compared to a net loss of $6.1 million or $0.44 per share; Adjusted Non-GAAP net income was $24.1 million, or $1.70 per diluted share, compared to $23.0 million, or $1.65 per diluted share.

Bryan Hackworth, UEI’s CFO, stated, “Our corporate restructuring efforts have enabled us to reallocate a portion of the savings from SG&A to additional R&D spend including investments in technologies that can be embedded in a number of devices, sold in various form factors, and distributed through multiple channels, resulting in higher margins and greater profitability. In fact, for the third quarter we expect our operating margins to exceed 10%. Additionally, we reiterate our long-term growth targets of revenue between 5% to 10% and bottom line between 10% and 20%.”
Financial Outlook
For the third quarter of 2020, the company expects GAAP net sales to range between $150 million and $160 million, compared to $200.7 million in the third quarter of 2019. GAAP earnings per diluted share for the third quarter of 2020 are expected to range from $0.53 to $0.63, compared to a GAAP earnings per diluted share of $0.19 in the third quarter of 2019.

For the third quarter of 2020, the company expects Adjusted Non-GAAP net sales to range between $150 million and $160 million, compared to $200.9 million in the third quarter of 2019. Adjusted Non-GAAP earnings per diluted share are expected to range from $0.87 to $0.97, compared to Adjusted Non-GAAP earnings per diluted share of $1.01 in the third quarter of 2019. The third quarter 2020 Adjusted Non-GAAP earnings per diluted share estimate excludes $0.34 per share related to, among other things, excess manufacturing overhead costs, stock-based compensation, amortization of acquired intangibles, changes in contingent consideration relating to acquisitions, foreign currency gains and losses and the related tax impact of these adjustments. For a more detailed explanation of Non-GAAP measures, please see the Use of Non-GAAP Financial Metrics discussion and the Reconciliation of Adjusted Non-GAAP Financial Results, each located elsewhere in this press release.
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, August 6, 2020 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its second quarter 2020 earnings results, review recent activity and answer questions. To gain immediate access to the call, bypass the operator and avoid the queue, you may preregister by clicking here. Upon registering, you will be emailed a dial-in number, direct passcode and unique PIN. Those who prefer to call-in directly, may do so approximately 20 minutes prior to the start time by dialing 888-869-1189, and for international calls dial 706-643-5902. The conference ID is 8005799. The conference call will also be broadcast live on the investor section of the UEI website where it will be available for replay for one year. In addition, a replay will be available via telephone for two business days beginning two hours after the call. To listen to the replay, in the U.S. please dial 855-859-2056, and internationally dial 404-537-3406. The access code is 8005799.
Use of Non-GAAP Financial Metrics
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, UEI provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. UEI’s management uses these measures for reviewing the financial results of UEI, for budget planning purposes, and for making operational and financial decisions and believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, help investors evaluate UEI’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Additionally, management believes these measures facilitate comparisons with the core operating and financial results and business trends of competitors and other companies.
Adjusted Non-GAAP net sales is defined as net sales excluding the revenue impact of the additional Section 301 U.S. tariffs on products manufactured in China and imported into the U.S. and the impact of stock-based compensation for performance-based warrants. Adjusted Non-GAAP gross profit is defined as gross profit excluding the impact of the additional Section 301 U.S. tariffs on products manufactured in China and imported into the U.S. and costs of implementing countermeasures to mitigate this impact, excess manufacturing overhead costs including those related to the COVID-19 pandemic, factory transition costs, the loss on the sale of our Ohio call center, stock-based compensation expense, depreciation expense related to the increase in fixed assets from cost to fair market value resulting from acquisitions and employee related restructuring costs. Adjusted Non-GAAP operating expenses are defined as operating expenses excluding costs incurred related to implementing countermeasures to mitigate the impact of the additional Section 301 U.S. tariffs on products manufactured in China and imported into the U.S., stock-based compensation expense, amortization of intangibles acquired, changes in contingent consideration related to acquisitions and employee related restructuring and other costs. Adjusted Non-GAAP net income is defined as net income excluding the aforementioned items, the reversal of a social insurance accrual related to our Guangzhou entity, which was sold in 2018, foreign currency gains and losses, the related tax effects of all adjustments as well as the effect of a reversal of a reserve of an uncertain tax position related to our Guangzhou entity, which was sold in 2018, and certain net deferred tax adjustments. Adjusted Non-GAAP diluted earnings per share is calculated using Adjusted Non-GAAP net income. A reconciliation of these financial measures to the most directly comparable GAAP financial measures is included at the end of this press release.
About Universal Electronics
Founded in 1986, Universal Electronics Inc. (NASDAQ: UEIC) is the global leader in universal control and sensing technologies for the smart home. The company designs, develops, manufactures and ships over 500 innovative products that are used by the world’s leading brands in the consumer electronics, subscription broadcast, security, home automation, hospitality and climate control markets. For more information, please visit www.uei.com.
Contacts:
Paul Arling, Chairman & CEO, UEI, 480.530.3000
Press: Shoshana Leon, Corporate Communications, UEI, sleon@uei.com, 480.521.3354

IR: Kirsten Chapman, LHA Investor Relations, uei@lhai.com, 415.433.3777
Forward-looking Statements
This press release and accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including net sales, profit margin and earnings trends, estimates and assumptions; our expectations about new product introductions; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent annual report on Form 10-K and other reports we have filed with the Securities Exchange Commission (the “SEC”). Risks that could affect forward-looking statements in this press release include: our ability to continue to efficiently operate our factories at full or near full capacity amid the economic and physical restraints we face due to the COVID-19 pandemic; the increased importance and acceptance of and demand for our voice-enabled advanced control products and technologies, including our Nevo Butler® technologies and platform; our ability to anticipate the needs and wants of our customers, and timely develop and deliver products and technologies that will be accepted by our customers; the continued commitment of our customers to their product development strategies that translate into greater demand for our technologies and products as anticipated by management; the continuation of the ordering pattern of our customers as anticipated by management; management's ability to manage its business to achieve its growth, net sales, margins, and earnings as guided and as anticipated; the effects that natural disasters and public health crises, including the COVID-19 pandemic, have on our business and management’s ability to anticipate and mitigate those effects, including the duration, severity and scope of the COVID-19 pandemic and the actions and restrictions that may be imposed on us and our operations by federal, state, local and international public health and governmental authorities to contain and combat the outbreak and spread of COVID-19, which may exacerbate one or more of the aforementioned and/or other risks, uncertainties and other factors more fully described in our reports filed with the SEC; and effects that changes in laws, regulations and policies may have on our business including the impact of trade regulations pertaining to importation of our products and the tariffs imposed upon them. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Further, any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of August 6, 2020 and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$58,832	$74,302
Accounts receivable, net	143,893	139,198
Contract assets	6,493	12,579
Inventories	134,650	145,135
Prepaid expenses and other current assets	5,339	6,733
Income tax receivable	1,743	805
Total current assets	350,950	378,752
Property, plant and equipment, net	83,438	90,732
Goodwill	48,451	48,447
Intangible assets, net	19,187	19,830
Operating lease right-of-use assets	17,854	19,826
Deferred income taxes	4,082	4,409
Other assets	2,458	2,163
Total assets	$526,420	$564,159
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$80,701	$102,588
Line of credit	73,000	68,000
Accrued compensation	19,640	43,668
Accrued sales discounts, rebates and royalties	9,366	9,766
Accrued income taxes	8,425	6,989
Other accrued liabilities	31,117	35,445
Total current liabilities	222,249	266,456
Long-term liabilities:
Operating lease obligations	13,121	15,639
Contingent consideration	234	4,349
Deferred income taxes	2,871	1,703
Income tax payable	1,368	1,600
Other long-term liabilities	445	13
Total liabilities	240,288	289,760
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 24,268,744 and 24,118,088 shares issued on June 30, 2020 and December 31, 2019, respectively	243	241
Paid-in capital	294,007	288,338
Treasury stock, at cost, 10,346,473 and 10,174,199 shares on June 30, 2020 and December 31, 2019, respectively	(284,222)	(277,817)
Accumulated other comprehensive income (loss)	(30,560)	(22,781)
Retained earnings	306,664	286,418
Total stockholders’ equity	286,132	274,399
Total liabilities and stockholders’ equity	$526,420	$564,159

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales	$153,133	$193,896	$304,911	$378,059
Cost of sales	115,058	159,903	223,895	304,192
Gross profit	38,075	33,993	81,016	73,867
Research and development expenses	7,385	7,163	15,283	13,954
Selling, general and administrative expenses	24,230	30,756	51,227	62,176
Operating income (loss)	6,460	(3,926)	14,506	(2,263)
Interest income (expense), net	(372)	(1,098)	(1,004)	(2,304)
Accrued social insurance adjustment	9,464	—	9,464	—
Other income (expense), net	731	188	383	(278)
Income (loss) before provision for income taxes	16,283	(4,836)	23,349	(4,845)
Provision for income taxes	1,883	225	3,103	1,221
Net income (loss)	$14,400	$(5,061)	$20,246	$(6,066)

Earnings (loss) per share:
Basic	$1.03	$(0.37)	$1.45	$(0.44)
Diluted	$1.02	$(0.37)	$1.43	$(0.44)
Shares used in computing earnings (loss) per share:
Basic	13,915	13,863	13,938	13,845
Diluted	14,151	13,863	14,181	13,845

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash provided by (used for) operating activities:
Net income (loss)	$20,246	$(6,066)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	15,663	15,871
Provision for bad debts	240	5
Deferred income taxes	1,275	3,203
Shares issued for employee benefit plan	739	620
Employee and director stock-based compensation	4,594	4,191
Performance-based common stock warrants	338	670
Impairment of long-term assets	50	—
Accrued social insurance adjustment	(9,464)	—
Loss on sale of Ohio call center	712	—
Changes in operating assets and liabilities:
Accounts receivable and contract assets	(848)	(8,108)
Inventories	9,571	(4,387)
Prepaid expenses and other assets	1,947	2,578
Accounts payable and accrued liabilities	(40,869)	16,822
Accrued income taxes	293	(5,166)
Net cash provided by (used for) operating activities	4,487	20,233
Cash provided by (used for) investing activities:
Acquisitions of property, plant and equipment	(6,210)	(10,093)
Acquisitions of intangible assets	(3,077)	(1,260)
Payment on sale of Ohio call center	(500)	—
Net cash provided by (used for) investing activities	(9,787)	(11,353)
Cash provided by (used for) financing activities:
Borrowings under line of credit	50,000	40,000
Repayments on line of credit	(45,000)	(46,500)
Treasury stock purchased	(6,405)	(1,404)
Contingent consideration payments in connection with business combinations	(3,091)	(4,251)
Net cash provided by (used for) financing activities	(4,496)	(12,155)
Effect of exchange rate changes on cash and cash equivalents	(5,674)	(367)
Net increase (decrease) in cash and cash equivalents	(15,470)	(3,642)
Cash and cash equivalents at beginning of period	74,302	53,207
Cash and cash equivalents at end of period	$58,832	$49,565

Supplemental cash flow information:
Income taxes paid	$2,215	$3,973
Interest paid	$1,069	$2,342

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales:
Net sales - GAAP	$153,133	$193,896	$304,911	$378,059
Section 301 U.S. tariffs on goods imported from China (1)	—	(730)	—	(2,646)
Stock-based compensation for performance-based warrants	154	236	338	670
Adjusted Non-GAAP net sales	$153,287	$193,402	$305,249	$376,083

Cost of sales:
Cost of sales - GAAP	$115,058	$159,903	$223,895	$304,192
Section 301 U.S. tariffs on goods imported from China (1)	(3,523)	(5,097)	(3,523)	(10,507)
Excess manufacturing overhead and factory transition costs (2)	(1,813)	(10,048)	(4,728)	(13,320)
Loss on sale of Ohio call center (3)	—	—	(570)	—
Stock-based compensation expense	(36)	(37)	(110)	(65)
Adjustments to acquired tangible assets (4)	(66)	(120)	(132)	(240)
Employee related restructuring	—	—	(204)	—
Adjusted Non-GAAP cost of sales	109,620	144,601	214,628	280,060
Adjusted Non-GAAP gross profit	$43,667	$48,801	$90,621	$96,023

Gross margin:
Gross margin - GAAP	24.9%	17.5%	26.6%	19.5%
Section 301 U.S. tariffs on goods imported from China (1)	2.3%	2.3%	1.2%	2.2%
Stock-based compensation for performance-based warrants	0.1%	0.1%	0.1%	0.1%
Excess manufacturing overhead and factory transition costs (2)	1.2%	5.2%	1.6%	3.6%
Loss on sale of Ohio call center (3)	—%	—%	0.2%	—%
Stock-based compensation expense	0.0%	0.0%	0.0%	0.0%
Adjustments to acquired tangible assets (4)	0.0%	0.1%	0.0%	0.1%
Employee related restructuring	—%	—%	0.0%	—%
Adjusted Non-GAAP gross margin	28.5%	25.2%	29.7%	25.5%

Operating expenses:
Operating expenses - GAAP	$31,615	$37,919	$66,510	$76,130
Section 301 U.S. tariffs on goods imported from China (1)	—	(815)	—	(1,539)
Stock-based compensation expense	(2,255)	(2,235)	(4,484)	(4,125)
Amortization of acquired intangible assets	(1,396)	(1,401)	(2,791)	(2,802)
Change in contingent consideration	1,261	56	2,224	(1,006)
Employee related restructuring and other costs	(50)	(506)	(287)	(1,021)
Adjusted Non-GAAP operating expenses	$29,175	$33,018	$61,172	$65,637

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating income (loss):
Operating income (loss) - GAAP	$6,460	$(3,926)	$14,506	$(2,263)
Section 301 U.S. tariffs on goods imported from China (1)	3,523	5,182	3,523	9,400
Stock-based compensation for performance-based warrants	154	236	338	670
Excess manufacturing overhead and factory transition costs (2)	1,813	10,048	4,728	13,320
Loss on sale of Ohio call center (3)	—	—	570	—
Stock-based compensation expense	2,291	2,272	4,594	4,190
Adjustments to acquired tangible assets (4)	66	120	132	240
Amortization of acquired intangible assets	1,396	1,401	2,791	2,802
Change in contingent consideration	(1,261)	(56)	(2,224)	1,006
Employee related restructuring and other costs	50	506	491	1,021
Adjusted Non-GAAP operating income	$14,492	$15,783	$29,449	$30,386

Adjusted pro forma operating income as a percentage of net sales	9.5%	8.2%	9.6%	8.1%

Net income (loss):
Net income (loss) - GAAP	$14,400	$(5,061)	$20,246	$(6,066)
Section 301 U.S. tariffs on goods imported from China (1)	3,523	5,182	3,523	9,400
Stock-based compensation for performance-based warrants	154	236	338	670
Excess manufacturing overhead and factory transition costs (2)	1,813	10,048	4,728	13,320
Loss on sale of Ohio call center (3)	—	—	570	—
Stock-based compensation expense	2,291	2,272	4,594	4,190
Adjustments to acquired tangible assets (4)	66	120	132	240
Amortization of acquired intangible assets	1,396	1,401	2,791	2,802
Change in contingent consideration	(1,261)	(56)	(2,224)	1,006
Employee related restructuring and other costs	50	506	491	1,021
Accrued social insurance adjustment (5)	(9,464)	—	(9,464)	—
Foreign currency (gain) loss	(505)	(54)	(209)	349
Income tax provision on adjustments	1,467	(2,910)	(75)	(5,671)
Other income tax adjustments (6)	(1,303)	—	(1,303)	1,772
Adjusted Non-GAAP net income	$12,627	$11,684	$24,138	$23,033

Diluted shares used in computing earnings (loss) per share:
GAAP	14,151	13,863	14,181	13,845
Adjusted Non-GAAP	14,151	14,058	14,181	13,989

Diluted earnings (loss) per share:
Diluted earnings (loss) per share - GAAP	$1.02	$(0.37)	$1.43	$(0.44)
Total adjustments	$(0.13)	$1.19	$0.27	$2.08
Adjusted Non-GAAP diluted earnings per share	$0.89	$0.83	$1.70	$1.65

(1)
The three and six months ended June 30, 2020 include costs directly attributable to the additional Section 301 U.S. tariffs implemented in 2018 on goods manufactured in China and imported into the U.S. The three and six months ended June 30, 2019 include incremental revenues and costs directly attributable to the additional Section 301 U.S. tariffs implemented in 2018 on goods manufactured in China and imported into the U.S. as well as costs incurred for the movement of factory equipment and other costs of countermeasures undertaken by the company to modify its manufacturing operations and supply chain.

(2)
The six months ended June 30, 2020 include excess manufacturing overhead costs incurred as we temporarily shut-down our China and Mexico-based factories as a result of the COVID-19 pandemic. Additional excess manufacturing overhead costs have been incurred for the three and six months ended June 30, 2020 and 2019 due to the expansion of our manufacturing facility in Mexico where products destined for the U.S. market are now manufactured. These products destined for the U.S. market were previously manufactured in China. In addition, the three and six months ended June 30, 2019 include direct manufacturing inefficiencies incurred in Mexico as we were still in a start-up phase through the second quarter of 2019.

(3)	Consists of the loss recorded on the sale of our Ohio call center in February 2020.

(4)	Consists of depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations.

(5)
Consists of the reversal of a social insurance accrual related to our Guangzhou entity, which was sold in 2018. The indemnification agreement related to the sale of our Guangzhou entity expired in the second quarter of 2020.

(6)
The three and six months ended June 30, 2020 include the reversal of a reserve of an uncertain tax position related to our Guangzhou entity, which was sold in 2018. The indemnification agreement related to the sale of our Guangzhou entity expired in the second quarter of 2020. The six months ended June 30, 2019 includes the revaluation of net deferred tax assets at one of our China factories resulting from tax incentives that lowered the statutory rate.